Exhibit 4.1

ELANCO ANIMAL HEALTH INCORPORATED
(an Indiana corporation)

AMENDED AND RESTATED ARTICLES OF INCORPORATION

1.                                      The name of the Corporation shall be

ELANCO ANIMAL HEALTH INCORPORATED.

2.                                      The purposes for which the Corporation is formed are to engage in any lawful act or activity for which a corporation may be organized under the Indiana Business Corporation Law, as amended from time to time (the “IBCL”).

3.                                      The period during which the Corporation is to continue as a corporation is perpetual.

4.                                      The total number of shares which the Corporation shall have authority to issue is 6,000,000,000 shares, consisting of 5,000,000,000 shares of Common Stock and 1,000,000,000 shares of Preferred Stock.  The Corporation’s shares do not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, each of the Corporation’s shares shall be deemed to have no par value per share.

5.                                      The following provisions shall apply to the Corporation’s shares:

(a)                                 The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the Corporation’s own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Stock).  Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption or other acquisition or within thirty (30) days thereafter the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

(b)                                 Preferred Stock of any series that has been redeemed (whether through the operation of a retirement or sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with the provisions of Article 7 of these Amended and Restated Articles of Incorporation.

(c)                                  The Corporation may, by action of the Board of Directors, dispose of, issue, and sell shares of the Corporation in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Amended and Restated Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation.  Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

6.                                      The following provisions shall apply to the Common Stock:

(a)                                 Except as otherwise provided by the IBCL and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, shares of Common Stock shall have unlimited voting rights and each outstanding share of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all shareholders’ meetings on all matters submitted to a vote of the shareholders of the Corporation.

(b)                                 Shares of Common Stock shall be equal in every respect, but such equality of rights shall not imply equality of treatment as to purchase or other acquisition of shares by the Corporation.  Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the Common Stock at the discretion of the Board of Directors.

(c)                                  In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of any outstanding series of Preferred Stock of the full amount to which they shall be entitled, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders, except as otherwise may be provided in an applicable certificate of designation for a series of Preferred Stock.

7.                                      The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock.  Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by the adoption and filing in accordance with the IBCL, of an amendment or amendments to these Amended and Restated Articles of Incorporation, the terms of such Preferred Stock or series of Preferred Stock, including the following:

(a)                                 the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(b)                                 whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be limited and may include the right, under specified circumstances, to elect directors in addition to those to be elected by the holders of Common Stock;

(c)                                  the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

(d)                                 whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

(e)                                  the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f)                                   whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)                                  whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)                                 the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the

Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

(i)                                     the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class of stock; and

(j)                                    any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Except to the extent otherwise expressly provided in these Amended and Restated Articles of Incorporation or required by law, (i) no share of Preferred Stock shall have any voting rights other than those which shall be fixed by the Board of Directors pursuant to this Article 7 and (ii) no share of Common Stock shall have any voting rights with respect to any amendment to the terms of any series of Preferred Stock; provided, however, that in the case of this clause (ii) the terms of such series of Preferred Stock, as so amended, could have been established without any vote of any shares of Common Stock.

8.                                      The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject only to the limitations set forth in the IBCL.  The Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

9.                                      The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

(a)                                 The number of directors of the Corporation, exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock pursuant to Article 9(b) (the “Preferred Stock Directors”), shall not be less than five, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

(b)                                 The Board of Directors (exclusive of Preferred Stock Directors, if any) shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring at each annual meeting. The Board of Directors may assign members of the Board of Directors already in office upon the effectiveness of the Corporation’s registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission in connection with the initial listing of Common Stock on a stock exchange (the “Effective Time”) to such classes as of the Effective Time.  The term of office of the initial Class I directors shall expire at the first annual meeting following the Effective Time; the term of office of the initial Class II directors shall expire at the second annual meeting following the Effective Time; and the term of office of the initial Class III directors shall expire at the third annual meeting following the Effective Time. Commencing with the first annual meeting of shareholders following the Effective Time, each class of directors whose term shall then expire shall be elected to hold office for a three-year term.  In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned.  All directors shall continue in office until the election and qualification of their respective successors in office, their death, their resignation in accordance with Section 2.7 of the bylaws of the Corporation (as amended, restated or otherwise modified from time to time, the “Bylaws”), their removal in accordance with Article 9(c) below and Section 2.8 of the Bylaws, or if there has been a reduction in the number of directors, until the end of their respective terms. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible.  No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.  Election of directors need not be by written ballot unless the Bylaws so provide.

(c)                                  Any director or directors (exclusive of Preferred Stock Directors, if any) may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2/3% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock (as defined below), voting together as a single class.

(d)                                 Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Amended and Restated Articles of Incorporation, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article 9.

(e)                                  For purposes of these Amended and Restated Articles of Incorporation, the term “Voting Stock” shall mean all shares of any class of capital stock of the Corporation which are entitled to vote generally in the election of directors.

10.                               The Corporation shall, to the fullest extent permitted by applicable law now or hereafter in effect, indemnify any person who is or was a director, officer or employee of the Corporation (an “Eligible Person”) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such Eligible Person is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines or penalties (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a Proceeding commenced by an Eligible Person except to the extent provided otherwise in the Bylaws or an agreement with an Eligible Person.  The Corporation may establish provisions supplemental to or in furtherance of the provisions of this Article 10, including, but not limited to, provisions concerning the determination of any Eligible Person to indemnification, mandatory or permissive advancement of expenses to an Eligible Person incurred in connection with a Proceeding, the effect of any change in control of the Corporation on indemnification and advancement of expenses and the funding or other payment of amounts necessary to effect indemnification and advancement of expenses, in the Bylaws or in agreements with any Eligible Person.

11.                               The provisions of IBCL §23-1-42 shall not apply to the acquisition of shares of the Corporation.

12.                               Except as otherwise expressly provided in these Amended and Restated Articles of Incorporation, the Corporation reserves the right to amend, alter or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are subject to this reservation.

13.                               Subject to the rights of the holders of preferred stock to elect any directors voting separately as a class or series, at each annual meeting of shareholders, the directors to be elected at the meeting shall be chosen by a plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present.  For purposes of this Article 13, a “plurality of the votes cast” shall mean that the individuals with the highest number of votes are elected as directors up to the maximum number of directors to be elected.

14.                               Certain Relationships and Transactions.

(a)                                 General.  The Corporation has been chartered to succeed to and carry on the animal health business of Lilly separate from the other businesses conducted by Lilly.  Notwithstanding the fact that Lilly may continue to hold a significant percentage or even a controlling majority of the Corporation’s stock, no fiduciary duty of any nature shall be deemed to exist between Lilly and the Corporation and no such duty shall be owed one to the other.  The Corporation and each person acquiring at any time any shares of capital stock or other equity securities of the Corporation acquires such shares subject to this limitation and agrees there is no expectancy of any fiduciary duty owed by either Lilly or the Corporation to the other. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article 14.

In recognition and anticipation that (i) the Corporation will not be a wholly owned subsidiary of Lilly and that Lilly will be a significant shareholder of the Corporation, (ii) directors, officers and/or employees of Lilly may serve as directors and/or officers of the Corporation, (iii) subject to any contractual arrangements that may otherwise from time to time be agreed to between Lilly and the Corporation, Lilly may engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (iv) Lilly may have an interest in the same areas of corporate opportunity as the Corporation and Affiliated Companies thereof, and (v) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and obligations of the Corporation and of Lilly, and the duties of any directors and/or officers of the Corporation who are also directors, officers and/or employees of Lilly, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and Lilly, on the other hand, the sections of this Article 14 shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Corporation in relation to Lilly and the conduct of certain affairs of the Corporation as they may involve Lilly and its directors, officers and/or employees, and the power, rights, duties and liabilities of the Corporation and its officers, directors and shareholders in connection therewith.

Nothing in this Article 14 creates or is intended to create any fiduciary duty on the part of Lilly, the Corporation, any Affiliated Company, or any shareholder, director, officer or employee of any of them that does not otherwise exist under Indiana law and nothing in this Article 14 expands any such duty of any such person that may now or hereafter exist under Indiana law.

(b)                                 Certain Agreements and Transactions Permitted. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Lilly pursuant to which the Corporation or an Affiliated Company thereof, on the one hand, and Lilly, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate, and to cause their respective directors, officers and/or employees (including any who are directors, officers and/or employees of both) to allocate opportunities between or to refer opportunities to each other. Subject to Section 14(d) below, no such agreement, or the performance thereof by the Corporation or any Affiliated Company thereof, or Lilly, shall, to the fullest extent permitted by law, be considered contrary to any fiduciary duty that any director and/or officer of the Corporation or any Affiliated Company thereof who is also a director, officer and/or employee of Lilly may owe to the Corporation or may be alleged to owe to such Affiliated Company, or to any shareholder thereof, or any legal duty or obligation Lilly may be alleged to owe on any basis, notwithstanding the provisions of these Amended and Restated Articles of Incorporation stipulating to the contrary. Subject to Section 14(d) below, to the fullest extent permitted by law, no director and/or officer of the Corporation who is also a director, officer and/or employee of Lilly shall have or be under any fiduciary duty to the Corporation or any Affiliated Company thereof to refer any corporate opportunity to the Corporation or any Affiliated Company or to refrain from acting on behalf of the Corporation or any Affiliated Company thereof or of Lilly in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

(c)                                  Authorized Business Activities.  Without limiting the other provisions of this Article 14, Lilly shall have no duty to communicate information regarding a corporate opportunity to the Corporation or to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation or (ii) doing business with any client, customer or vendor of the Corporation.  To the fullest extent permitted by law, except as provided in Section 14(d), no officer, director and/or employee of the Corporation who is also a director, officer or employee of Lilly shall be deemed to have breached his or her fiduciary duties, if any, to the Corporation solely by reason of Lilly’s engaging in any such activity.

(d)                                 Corporate Opportunities.  Except as otherwise agreed in writing between the Corporation and Lilly, for so long as Lilly owns a majority of all the outstanding shares of Voting Stock, in the event that a director and/or officer of the Corporation who is also a director, officer and/or employee of Lilly acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and Lilly, such director and/or officer shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any Affiliated Company thereof, if such director and/or officer acts in a manner consistent with the following policy:

(i)                                     such a corporate opportunity offered to any person who is a director but not an officer of the Corporation and who is also a director, officer and/or employee of Lilly shall belong to the Corporation only if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation and otherwise shall belong to Lilly; and

(ii)                                  such a corporate opportunity offered to any person who is an officer of the Corporation and also is a director, officer and/or employee of Lilly shall belong to the Corporation unless such opportunity is expressly offered to such person solely in his or her capacity as a director, officer and/or employee of Lilly, in which case such opportunity shall belong to Lilly.

The foregoing policy, and the action of any director or officer of Lilly, the Corporation or any Affiliated Company taken in accordance with, or in reliance upon, the foregoing policy or in entering into or performing any agreement, transaction or arrangement is deemed and presumed to be fair to the Corporation.

Except as otherwise agreed in writing between the Corporation and Lilly, if a director and/or officer of the Corporation, who also serves as a director, officer and/or employee of Lilly, acquires knowledge of a potential corporate opportunity for both the

Corporation and Lilly in any manner not addressed by this Article 14, such director and/or officer shall have no duty to communicate or present such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its shareholders for breach of fiduciary duty as a director and/or officer of the Corporation by reason of the fact that Lilly pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Corporation.

(e)                                  Delineation of Indirect Interests. To the fullest extent permitted by law, no director or officer of the Corporation or any Affiliated Company shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Lilly, merely by virtue of being a director or officer or employee of Lilly, unless such director or officer’s role with Lilly involves direct responsibility for such matter, in his or her role with Lilly, such director or officer exercises supervision over such matter, or the compensation of such director or officer is materially affected by such matter. Such director or officer’s compensation shall not be deemed to be materially affected by such matter if it is only affected by virtue of its effect on the value of Lilly capital stock generally or on Lilly’s results or performance on an enterprise-wide basis.

(f)                                   Special Approval Procedures. If, notwithstanding the provisions of this Article 14, it is deemed desirable by Lilly, the Corporation or an Affiliated Company or any other party that the Corporation take action with specific regard to a particular transaction, corporate opportunity or a type or series of transactions or corporate opportunities to ensure, out of an abundance of caution, that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed, the Corporation may employ any of the following procedures:

(i)                                     the material facts of the transaction and the director’s or officer’s interest are disclosed or known to the Board of Directors of the Corporation or a duly appointed committee of the Board of Directors and the Board of Directors or such committee, as applicable, authorizes, approves, or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members);

(ii)                                  the material facts of the transaction and the director’s interest are disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such transaction by vote.

The interested director or directors may be counted in determining the presence of a quorum at such meeting. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any actions taken under subsection (i) of this section.

One or more matters, transactions or corporate opportunities approved pursuant to any of the foregoing procedures is not void or voidable and shall not give rise to any equitable relief or damages or other sanctions against any director, officer, or shareholder (including Lilly) of the Corporation on the ground that the matter, transaction or corporate opportunity should have first been offered to the Corporation. Nothing in this Article 14 requires any matter to be considered by the board of directors or the shareholders of the Corporation and, in all cases, officers and directors of the Corporation are authorized to refrain from bringing a matter otherwise addressed in this Article 14 before the Board of Directors or the shareholders for consideration unless such matter is required to be considered by the board of directors or shareholders, as applicable, under Indiana law.  This Article 14 shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common, equitable, or statutory law applicable thereto.

(g)                                  Certain Definitions. For purposes of this Article 14:

“Affiliated Company” in respect of the Corporation shall mean any entity controlled by the Corporation.

“corporate opportunities” shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation’s business, are of practical advantage to it and are ones in which the Corporation would have an interest or a reasonable expectancy, and in which, by embracing the opportunities or allowing such opportunities to be embraced by Lilly, the self-interest of the Corporation’s directors, officers and/or employees will be brought into conflict with that of the Corporation either directly or indirectly by virtue of such director’s, officer’s or employee’s service as a director, officer or employee of Lilly; and

“Lilly” shall mean Eli Lilly and Company and each other subsidiary of Eli Lilly & Company and each other person that either is controlled directly or indirectly by Eli Lilly and Company (other than the Corporation and any entity that is controlled by the Corporation).